Exhibit 10.1

STOCKERYALE, INC.

MANAGEMENT INCENTIVE PLAN

1.	PURPOSE

The objective of this Management Incentive Plan (the “Plan”) is to recognize and reward the achievement of financial, business and management goals that are essential to the success of StockerYale, Inc. and its subsidiaries (the “Company”).

2.	PERIOD OF EFFECTIVENESS

This Plan and the grants and awards hereunder shall be pursuant to the Company’s 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”), under which grants and awards hereunder shall be made.

3.	ELIGIBILITY

Certain executive and senior employees, as determined by the Governance, Nominating and Compensation Committee of the Board of Directors of the Company (the “Committee”) are eligible for participation in the Plan. Each such designated person is called a “Participant” in this Plan.

4.	PLAN COMPONENTS AND TARGETS

a.	Plan Components. Upon satisfaction and achievement of the Targets (as defined herein), each Participant shall receive a grant (the “Grant”) of fully-vested, restricted shares (the “Shares”) of the Company’s common stock. The number of Shares that may be granted to each Participant under the Plan is set forth opposite each Participant’s name on Exhibit A hereto. The Shares shall not be subject to vesting or a risk of forfeiture upon issuance.

b.	Targets. Upon achievement of the performance targets described on Exhibit B hereto (the “Targets”), the Shares shall be issued as follows:

(i) 50% of the Shares shall be issued if the Company achieves the Period 1 Targets (as set forth on Exhibit B); and

(ii) 50% of the Shares shall be issued if the Company has achieved the Period 2 Targets1 (as set forth on Exhibit B).

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Participants shall have the opportunity to achieve Period 1 Targets and the corresponding Shares even if certain of the Period 1 Targets are not achieved by the Period 1 Target date, if instead, the Period 1 and Period 2 Targets are achieved cumulatively by the Period 2 Target date (i.e., a Participant can recover based on cumulative results as is described on Exhibit B). Also, Participants shall have the opportunity to acquire the Shares corresponding just to the Period 2 Targets even if the Period 1 Targets are not achieved.

The Targets shall be appropriately adjusted and modified by the Board or the Committee in the event the Company acquires a new business or entity after the date hereof to take into account the projected financial targets of the acquired company.

The Shares shall be issued on the date on which it is finally determined by the Board or the Committee thereof that the Targets have been satisfied, which determination shall be made on the fifteenth day (or the next business day, if the fifteenth day is a weekend or holiday) following the date on which the financial results for such periods have been publicly announced by the Company on a Current Report on Form 8-K, a Quarterly Report on Form 10-QSB or an Annual Report on Form 10-KSB.

5.	SPECIFIC ELIGIBILITY REQUIREMENTS

A Participant must be an active employee of the Company on the date the Shares are granted (and at all times in between his or her participation in this Plan and the date Shares are issued). Upon the termination of a Participant’s employment with the Company, all Shares held by the Participant that are then subject to restrictions shall automatically be cancelled and forfeited to the Company for no additional consideration. The Board or the Committee may add additional Participants under this Plan from time to time in its sole discretion.

6.	ADMINISTRATION OF PLAN; MISCELLANEOUS MATTERS

The adoption of this Plan shall not be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to dismiss any employee at any time, for any reason not prohibited by law, nor shall it be deemed to give the Company the right to require any employee to remain in its employ.

The financial targets assigned and recognized as goals on any of the performance factors may be removed, revised or otherwise modified by the Committee at any time for any reason or for no reason.

The Committee’s interpretation of the Plan is final and in the sole and absolute discretion of the Committee. The Committee reserves the right to make final and binding decisions regarding the number of Shares to be granted to any Participant. The Committee also reserves the right to amend, terminate and modify this Plan at any time in its sole discretion with or without notice. Each Participant, by signing a Certificate of Acknowledgment as set forth as Exhibit C hereto, specifically acknowledges this right.

No Participant or third party acting on behalf of or through a Participant shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any Shares that may be payable hereunder, nor shall any of said Shares be subject to seizure for payment of debt, judgments, alimony or separate maintenance owed by a Participant, or be transferable by operation of law in the event of a bankruptcy, or otherwise.

This Plan is administered by and all decisions regarding any grant of Shares hereunder shall be made by the Committee regardless of whether a Participant is employed by StockerYale, Inc. or one of its subsidiaries.

If any term or condition of this Plan is found to be in non-conformance with a given state or federal or other law, that term or condition will be non-enforceable but will not negate other terms and conditions of the Plan.

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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